Exhibit 99.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Zebra Technologies Corporation Profit Sharing and Savings Plan on Form 11-K for the period that ended December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Charles R. Whitchurch, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.               The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.               The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Plan.

Date: June 30, 2003	By:	/s/ Charles R. Whitchurch
Charles R. Whitchurch
Chief Financial Officer